FORM NO. 8a **Registration No. 45094**

BERMUDA

CERTIFICATE OF DEPOSIT OF MEMORANDUM OF REDUCTION OF SHARE CAPITAL

THIS IS TO CERTIFY that a Memorandum of Reduction of Share Capital
of

North Atlantic Drilling Ltd.

was delivered to the Registrar of Companies on the **31st** day of **December 2015** in accordance with section 46 of ***the Companies Act 1981*** ("the Act").

Given under my hand and Seal of the REGISTRAR OF COMPANIES this
5th day of **January 2016**

Wakeel D Ming
for **Registrar of Companies**

Capital prior to reduction:	US$	2,000,000,000.00
Amount of reduction:	US$	1,990,000,000.00
Present Capital:	US$	10,000,000.00

FORM NO. 8c **Registration No. 45094**

BERMUDA

CERTIFICATE OF DEPOSIT OF MEMORANDUM OF REDUCTION OF ISSUED SHARE CAPITAL

THIS IS TO CERTIFY that a Memorandum of Reduction of Issued Share Capital of

North Atlantic Drilling Ltd.

was delivered to the Registrar of Companies on the **31st** of **December 2015** in accordance with section 46(5) of ***the Companies Act 1981*** ("the Act").

Given under my hand and Seal of the REGISTRAR OF COMPANIES this **5th** day of **January 2016**

Wakeel D Ming
for **Registrar of Companies**

Issued Share Capital prior to reduction:	US$	1,217,582,550.00
Present Issued Share Capital:	US$	2,435,165.10
Authorised Share Capital:	US$	10,000,000.00